Exhibit 99.1

NextCure Announces Appointment of Veteran Oncology Executive Garry Nicholson to its Board of Directors

BELTSVILLE, Md., March 30, 2020 – NextCure, Inc. (Nasdaq: NXTC), a clinical-stage biopharmaceutical company committed to discovering and developing novel, first-in-class immunomedicines to treat cancer and other immune-related diseases, today announced the appointment of Garry Nicholson to its board of directors. Mr. Nicholson has more than 30 years of product development and commercialization experience and previously held leadership positions at Pfizer Oncology and Eli Lilly and Company. In addition, Timothy M. Shannon, M.D. notified NextCure that he is stepping down from the company’s board of directors.

“Garry is a highly-regarded industry leader and brings deep expertise in developing and commercializing oncology products. We expect that his guidance and advice will greatly support NextCure as we continue to grow our company and advance our clinical programs,” said Michael Richman, president and chief executive officer. “His deep knowledge and expertise in drug development, business development, corporate strategy and marketing will enhance our capabilities in developing and commercializing novel immunomedicines for cancer patients. We would like to thank Tim Shannon for his commitment and support as a founding Director in building NextCure from its inception,” Mr. Richman added.

Mr. Nicholson currently serves as chairman of the board for G1 Therapeutics and as a board member for Turning Point Therapeutics, Five Prime Therapeutics, Personal Genome Diagnostics and Tmunity Therapeutics. He previously served on the TESARO board prior to its acquisition by GlaxoSmithKline and as president and CEO of XTuit Pharmaceuticals. Prior to that, he was President of Pfizer Oncology, where he oversaw global commercialization and sales, clinical development, regulatory and business strategies. He has also held various leadership positions in the oncology division of Eli Lilly and Company. Mr. Nicholson holds an M.B.A. from the University of South Carolina and a B.S. in Pharmacy from the University of North Carolina at Chapel Hill.

About NextCure, Inc.

NextCure is a clinical-stage biopharmaceutical company committed to discovering and developing novel, first-in-class immunomedicines to treat cancer and other immune-related diseases. Through our proprietary FIND-IO™ platform, we study various immune cells to discover and understand targets and structural components of immune cells and their functional impact in order to develop immunomedicines. Our initial focus is to bring hope and new treatments to patients who do not respond to current cancer therapies, patients whose cancer progresses despite treatment and patients with cancer types not adequately addressed by available therapies. www.nextcure.com

Forward-Looking Statements

Statements made in this press release that are not historical facts are forward-looking statements. Words such as “expects,” “believes,” “intends,” “hope,” “forward” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this press release include, among others, statements about NextCure’s plans, objectives and intentions with respect to the discovery of immunomedicine targets and the discovery and development of immunomedicines. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from those projected in any forward-looking statement. Such risks and uncertainties include, among others: our limited operating history and no products approved for commercial sale; our history of significant losses; our need to obtain additional financing; risks related to clinical development, marketing approval and commercialization; and the unproven approach to the discovery and development of product candidates based on our FIND-IO platform. More detailed information on these and additional factors that could affect NextCure’s actual results are described in NextCure’s filings with the Securities and Exchange Commission (the “SEC”), including in the Risk Factors section and throughout NextCure’s Form 10-K filed with the SEC on March 12, 2020. You should not place undue reliance on any forward-looking statements. NextCure assumes no obligation to update any forward-looking statements, even if expectations change.

Investor Inquiries

Timothy Mayer, Ph.D.

NextCure, Inc.

Chief Operating Officer

(240) 762-6486

IR@nextcure.com

Media Inquiries

Shai Biran, Ph.D.

MacDougall

(781) 591-3481

NextCure@macbiocom.com